UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2011

______________

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)
______________

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

In April 2010, Cytomedix, Inc., a Delaware corporation (the “Company”) and Cytomedix Acquisition Company, LLC, a Delaware limited liability and wholly owned subsidiary of the Company entered in an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Sorin Group USA, Inc. (“Sorin”) pursuant to which the Company purchased all title and interest in certain assets of and assumed certain liabilities in Sorin’s operation of the Angel® systems and activAT™ (the “Business Assets”). Pursuant to the terms of the Asset Purchase Agreement, in consideration for the sale of the Business Assets, the Company agreed to pay Sorin an aggregate amount equal to $7 million, as follows: (a) $2 million which was paid on the closing date of transaction, or April 9, 2010, and (b) $5 million which was to be paid in accordance with a secured promissory note in principal amount of $5 million with interest accruing at 2.7% per annum (the “Sorin Note”), payable as follows: (i) installments of $800,000 each on the 6 and 12 month anniversaries of the Sorin Note, (ii) installments of $1,200,000 each on the 18 and 24 month anniversaries of the Sorin Note, and (iii) an installment of $1,000,000 on the 30 month anniversary of the Sorin Note.

On April 28, 2011, the Company, Cytomedix Acquisition and Sorin entered into a Settlement Agreement (the “Settlement Agreement”) pursuant to which: (a) the Company agreed to satisfy in full the remaining $3,400,000 due under the Sorin Note, and (b) the parties agreed to settle disputes that had arisen between them related to certain ancillary agreements entered into at the time of acquisition.

Pursuant to the Settlement Agreement, the Company agreed to pay Sorin an amount equal to $2,100,000 in complete satisfaction of the $3,400,000 due under the Sorin Note.  Upon receipt of this payment, Sorin agreed to waive its right to and release the Company from its obligation to pay the remaining $1,300,000 million due under the Sorin Note, and to release its security interest in the Business Assets and its rights under a subordination agreement that was issued in favor of Sorin at the time of acquisition.  The $2,100,000 payment was made on April 29, 2011.

In addition to the satisfaction of the Sorin Note, pursuant to the Settlement Agreement, the parties agreed to the following:

•
the Company agreed to repay approximately $1.2 million in net amounts due Sorin pursuant to distribution agreements entered into at the time of the acquisition in eight equal monthly installments commencing June 15, 2011;

•	Sorin agreed to sell the Company certain parts for the Company’s products (in an aggregate immaterial dollar amount);
•
Sorin agreed that certain items (primarily quality and manufacturing related documents relating to the Business Assets), not originally transferred to the Company, would be transferred to the Company; and

•
Sorin agreed to continue to provide the lab services it had agreed to provide to the Company pursuant to a transition services agreement entered into at the time of the acquisition for a period of six months from the date of the Settlement Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In order to fund the $2.1 million payment to Sorin described in Item 1.01 above, on April 28, 2011, the Company and Cytomedix Acquisition Company, LLC borrowed $2,100,000 pursuant to a secured promissory note that matures April 28, 2015.  The note accrues interest at a rate of 12% per annum, and requires interest-only payments each quarter commencing September 30, 2011, with the then outstanding principal due on the maturity date, or April 28, 2015.  The note may be accelerated by the lender if the borrowers default in the performance of the terms of the promissory note, if the representations and warranties made by the borrowers in the note are materially incorrect, or if borrowers undergo a bankruptcy event. The note is secured by all the assets of Cytomedix Acquisition Company, LLC, which consists of the Business Assets acquired from Sorin.

In connection with the issuance of the secured promissory note, the Company agreed to issue the lender a warrant to purchase up to 1,000,000 shares at an exercise price of $0.50 per share vesting as follows: (a) 666,667 shares upon issuance of the note, (b) 83,333 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 116,667 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 133,333 shares if the note has not been prepaid by the third anniversary of its issuance.

Of the $2,100,000 due under the note, the borrowers payment obligations with respect to $1,400,000 under note were guaranteed by certain insiders, affiliates, and shareholders of the Company, including Mr. David Jorden, one of the Company’s directors.  In connection with this guarantee, the Company agreed to issue the guarantors warrants to purchase an aggregate of up to 1,500,000 shares, on a pro rata basis based on the amount of the guarantee, at an exercise price of $0.50 per share vesting as follows: (a) 833,333 shares upon issuance of the note, (b) 166,667 shares if the note has not been prepaid by the first anniversary of its issuance, (c) 233,333 shares if the note has not been prepaid by the second anniversary of its issuance, and (d) 266,667 shares if the note has not been prepaid by the third anniversary of its issuance.

Item 3.02    Unregistered Sales of Equity Securities

The registrant hereby incorporates by reference the disclosure made in Items 1.01 and 2.03 above.

On April 29, 2011, the Company sold 984,850 shares of common stock at a purchase price of $0.33 per share to four investors. The shares were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 7.01    Regulation FD Disclosure

Attached, as Exhibit 99.1, is the press release issued in connection with the execution of the Agreement.  The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01    Financial Statement and Exhibits

(d)	Exhibits.

99.1	Press release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date:  May 3, 2011